                            SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                           FILED BY THE REGISTRANT /X/
                 FILED BY A PARTY OTHER THAN THE REGISTRANT / /


                           CHECK THE APPROPRIATE BOX:
                         / / PRELIMINARY PROXY STATEMENT
         / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                              BY RULE 14a-6(e)(2))
                         /X/ DEFINITIVE PROXY STATEMENT
                       / / DEFINITIVE ADDITIONAL MATERIALS
          / / SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OR
                               SECTION 240.14a-12


                                 CRIIMI MAE INC.
                 ----------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 CRIIMI MAE INC.
                 ----------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)


               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):


                              /X/ NO FEE REQUIRED.
  / / FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.


             (1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION
                                    APPLIES:
                  ----------------------------------------------


             (2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
                  ----------------------------------------------


             (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
                  ----------------------------------------------


             (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                  ----------------------------------------------


             (5)  TOTAL FEE PAID:
                  ----------------------------------------------


          / / FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
          / / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED
              BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

             (1) AMOUNT PREVIOUSLY PAID:
                 ----------------------------------------------


             (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
                 ----------------------------------------------


             (3) FILING PARTY:
                 ----------------------------------------------


             (4) DATE FILED:
                 ----------------------------------------------

                                 CRIIMI MAE INC.
                              11200 ROCKVILLE PIKE
                            ROCKVILLE, MARYLAND 20852
                                  APRIL 8, 2002


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of CRIIMI MAE Inc. (the "Company"), which will be held at the Doubletree Hotel, 1750 Rockville Pike, Rockville, Maryland 20852, on Tuesday, May 14, 2002. The Annual Meeting will begin promptly at 10:00 a.m. Eastern time.

The accompanying Proxy Statement, which you are urged to read carefully provides important information regarding matters that will be considered and voted upon at the Annual Meeting. In addition to electing three Class II directors and ratifying the appointment of the independent accountants, stockholders will be asked to consider and vote upon amendments to the Company's Charter to effect additional restrictions upon the transfer of the Company's capital stock which would prohibit (a) any person or group from beneficially owning five percent (5%) or more of the market value of the Company's outstanding capital stock or
(b) an existing stockholder from acquiring additional shares of the Company's capital stock, such amendments intended to protect the Company's net operating losses for tax purposes, and an amendment to the 2001 Stock Incentive Plan to increase the number of shares available for issuance under the 2001 Stock Incentive Plan.

Your Board of Directors unanimously recommends that stockholders vote FOR all of the proposals and nominees.

You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you do attend the meeting, you may vote in person even if you have submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. If you hold your shares in "street name" (that is, through a bank, broker or other nominee), please review the instructions on the proxy forwarded by your bank, broker or other nominee regarding the option, if any, to vote on the Internet or by telephone. If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another shareholder, please bring written confirmation from the record owner that you are acting as a proxy.

On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR all of the proposals and nominees.


               Sincerely,

               /s/ William B. Dockser

               William B. Dockser
               Chairman of the Board

                                 CRIIMI MAE INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 2002


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CRIIMI MAE Inc. (the "Company") will be held at the Doubletree Hotel, 1750 Rockville Pike, Rockville, Maryland 20852, on Tuesday, May 14, 2002, at 10:00 a.m., Eastern time, for the following purposes:

          1. To elect three Class II directors to serve until the 2005 annual meeting of stockholders and until their respective successors are elected and qualified.

          2. To approve amendments to the Company's Charter to effect additional restrictions upon the transfer of the Company's capital stock which would prohibit (a) any person or group from beneficially owning five percent (5%) or more of the market value of the Company's outstanding capital stock or (b) an existing 5% stockholder from acquiring additional shares of the Company's capital stock, such amendments intended to protect the Company's net operating losses for tax purposes.

          3. To approve an amendment to the 2001 Stock Incentive Plan to increase the number of shares available for issuance under the 2001 Stock Incentive Plan.

          4. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record of the Company at the close of business on March 22, 2002 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

          By Order of the Board of Directors

          /s/ H. William Willoughby

          H. William Willoughby
          Secretary

Rockville, Maryland
April 8, 2002

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                 CRIIMI MAE INC.

                              11200 Rockville Pike
                            Rockville, Maryland 20852
                                 (301) 816-2300

                                  ------------

                                 PROXY STATEMENT

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2002


INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board of Directors" or "Board") of CRIIMI MAE Inc., a Maryland corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Doubletree Hotel, 1750 Rockville Pike, Rockville, Maryland 20852, at 10:00 a.m., Eastern time, on Tuesday, May 14, 2002, and at any adjournment or postponement thereof.

     It is anticipated that this Proxy Statement, the accompanying Proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 will be mailed to stockholders on or about April 8, 2002.

     At the Annual Meeting, the holders of the Company's common stock (the "Common Stock") will vote upon: (a) the election of three Class II directors to serve until the 2005 annual meeting of stockholders and until their respective successors are elected and qualified (the "Class II Nominees"); (b) amendments to the Company's Charter to effect additional restrictions upon the transfer of the Company's capital stock, which would prohibit (a) any person or group from beneficially owning five percent (5%) or more of the market value of the Company's outstanding capital stock or (b) an existing stockholder from acquiring additional shares of the Company's capital stock, such amendments intended to protect the Company's net operating losses for tax purposes (the "Charter Amendment"); (c) an amendment to the 2001 Stock Incentive Plan (the "Stock Incentive Plan Amendment") to increase the number of shares available for issuance under the 2001 Stock Incentive Plan; (d) the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and (e) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, holders of the Company's Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") will vote, as a separate class, upon the Charter Amendment proposal.

     A Proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Annual Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted: (a) FOR the election of the three Class II Nominees; (b) FOR the Charter Amendment; (c) FOR the Stock Incentive Plan Amendment; (d) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and (e) if any other business is properly presented at the Annual Meeting, in accordance with the judgment of the Proxy holders.

     The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails, but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to stockholders whose stock in the Company is held of record by such entities. In addition, the Company has retained the services of MacKenzie Partners, Inc. in connection with the solicitation of Proxies. MacKenzie Partners, Inc. will be paid $3,000 plus out-of-pocket expenses.

     All share and per share information in this Proxy Statement has been retroactively adjusted to reflect a one-for-ten reverse stock split effected on October 17, 2001.

                                VOTING SECURITIES

     Common stockholders of record at the close of business on March 22, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 12,969,841 shares of Common Stock were held of record by 2,706 stockholders.

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business; provided that a majority of the outstanding shares of Series B Preferred Stock must also be represented in person or by proxy at the Annual Meeting in order to constitute a quorum to vote on the Charter Amendment proposal. Each stockholder of Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date for each matter properly submitted at the Annual Meeting. Holders of Common Stock do not have cumulative voting rights.

     Holders of the Series B Preferred Stock as of the Record Date will be entitled to notice of and to vote at the Annual Meeting on the Charter Amendment proposal. As of the Record Date, 1,593,982 shares of Series B Preferred Stock were held of record by 11 stockholders of Series B Preferred Stock. Each Series B Preferred Stockholder is entitled to cast one vote for each share of Series B Preferred Stock held on the Record Date with regard to the proposal to approve the Charter Amendment.

     A plurality of the votes duly cast by holders of Common Stock is required for the election of the Class II Nominees.

     Approval of the Charter Amendment requires the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and Series B Preferred Stock, each voting separately as a class.

     Approval of the 2001 Stock Incentive Plan Amendment requires the affirmative vote of a majority of the votes duly cast by holders of Common Stock.

     Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2002 requires the affirmative vote of a majority of the votes duly cast by holders of Common Stock.

     Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

     In accordance with the laws of the State of Maryland and the Company's Charter and Bylaws: (a) with respect to the approval of the Charter Amendment, which is decided by the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and Series B Preferred Stock each voting separately as a class, abstentions and broker non-votes have the same effect as a vote against such proposal, and (b) with respect to the election of the Class II Nominees, which requires a plurality of the votes duly cast, and with respect to approval of the 2001 Stock Incentive Plan Amendment, the ratification of the Company's independent accountants and the adoption of all other proposals that may properly come before the Annual Meeting, each of which are decided by the affirmative vote of a majority of the votes duly cast by holders of Common Stock, abstentions and broker non-votes are not deemed "votes cast" and accordingly do not have the effect of votes in opposition.

ITEM 1. - ELECTION OF THREE CLASS II DIRECTORS

     Pursuant to the Charter, the number of directors is currently fixed at eight. The Board of Directors is divided into three classes with staggered terms: Class I, consisting of three directors, with a term expiring at the 2004 annual meeting of stockholders, Class II, consisting of three directors, with a term expiring at the Annual Meeting, and Class III, consisting of two directors with a term expiring at the 2003 annual meeting of stockholders. Members of the Board of Directors are elected for three-year terms.

     At the Annual Meeting, the Class II Nominees will be elected for terms expiring at the 2005 annual meeting of stockholders and until their successors have been duly elected and qualified. Each Class II Nominee is currently a director of the Company. A director may be removed only for cause with the affirmative vote of two-thirds of the votes entitled to be cast by the holders of capital stock entitled to vote generally in the election of directors, voting together as a single class.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominees named below. If the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting or any adjournment or postponement thereof, the Proxies will be voted for such other nominees as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that the nominees will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

     The election of the Class II Nominees requires a plurality of the votes duly cast by holders of Common Stock.

     The Board of Directors proposes the election of the following Class II
Nominees:

               H. William Willoughby
               Alan M. Jacobs
               Donald C. Wood

     If elected, the nominees are expected to serve until the 2005 annual meeting of stockholders.

                MANAGEMENT INFORMATION WITH RESPECT TO DIRECTORS
                   (INCLUDING NOMINEES) AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to directors (including nominees) and executive officers of the Company as of March 8, 2002:

CLASS II DIRECTORS (NOMINEES):

                                                                                       YEAR TERM
NAME                              AGE       POSITION                                   EXPIRES
H. William Willoughby             55        President, Secretary and Director          2002
Alan M. Jacobs                    53        Director                                   2002
Donald C. Wood                    41        Director                                   2002

The remainder of the Board constitutes Class III and Class I directors, none of whom will stand for election at the Annual Meeting, as their terms will expire in 2003 and 2004, respectively.

CLASS III DIRECTORS (CONTINUING DIRECTORS):

                                                                                       YEAR TERM
NAME                              AGE       POSITION                                   EXPIRES
John R. Cooper                    54        Director                                   2003
Robert J. Merrick                 56        Director                                   2003

CLASS I DIRECTORS (CONTINUING DIRECTORS):

                                                                                       YEAR TERM
NAME                              AGE       POSITION                                   EXPIRES
William B. Dockser                65        Chairman of the Board                      2004
Robert E. Woods                   54        Director                                   2004
Donald J. MacKinnon               37        Director                                   2004

OTHER EXECUTIVE OFFICERS:

NAME                              AGE       POSITION
David B. Iannarone                41        Executive Vice President
Cynthia O. Azzara                 42        Senior Vice President, Chief Financial
                                            Officer and Treasurer
Brian L. Hanson                   40        Senior Vice President/Servicing

     There are no family relationships among any of the directors or executive officers of the Company. Each executive officer named above was an executive officer of the Company at the time the Company filed a petition under the federal bankruptcy laws in October 1998.

     Mr. William B. Dockser, age 65, has been Chairman of the Board of Directors since 1989. Since the inception of C.R.I., Inc. ("CRI") in 1974, Mr. Dockser has served as Chairman of the Board of Directors of the former advisor to the Company. Mr. Dockser was a co-founder of CRI. He holds a Bachelor of Laws degree from Yale University Law School and a Bachelor of Arts degree from Harvard University, cum laude.

     Mr. Robert E. Woods, age 54, has served as a Director of the Company since 1998. He is currently the Managing Director and head of loan syndications for the Americas at Societe Generale in New York where he has served in that position since 1997. From 1991 to 1997, Mr. Woods was Managing Director and Head of the Real Estate Capital Markets and Mortgage-Backed Securities division at Citicorp since 1991.

     Mr. Donald J. MacKinnon, age 37, has served as a Director of the Company since April 17, 2001, the effective date of the Company's plan of reorganization (the "Reorganization Effective Date"). Since September 2000, Mr. MacKinnon has served as chief executive officer of REALM, a leading provider of software technology solutions for the commercial real estate industry. Mr. MacKinnon has served as president of REALM since May 2000. REALM was formed in February 2000 as a roll-up of five technology companies: ARGUS Financial Software, B.J. Murray, CTI Limited, DYNA, and NewStar Solutions. Prior to joining REALM, Mr. MacKinnon was co-head and co-founder of the Commercial Mortgage Group and manager of the European Asset Securitization Group for Donaldson, Lufkin & Jenrette ("DLJ"), where he managed all of DLJ's commercial mortgage origination, new product development, credit exposure, rating agency relations and securitizations. Prior to joining DLJ in 1992, Mr. MacKinnon worked in the Real Estate Finance Group at Salomon Brothers, Inc. on a variety of commercial real estate debt and equity transactions. Mr. MacKinnon is on the Board of Directors of the National Multi Housing Council where he formerly held the position of chairman of the finance committee.

     Mr. H. William Willoughby, age 55, has been President of the Company since 1990. Mr. Willoughby was a co-founder of CRI and has served as its President since its inception in 1974. He holds a Juris Doctor degree, a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of South Dakota.

     Mr. Alan M. Jacobs, age 53, has served as a Director of the Company since the Reorganization Effective Date. Mr. Jacobs is a senior financial executive with more than 25 years of experience in business turnarounds and insolvency, corporate restructuring and reorganization, corporate finance and dispute resolution. He was a founding member and former senior partner of Ernst & Young LLP's restructuring and reorganization practice, which he left in September 1999 to form AMJ Advisors LLC ("AMJ"). Mr. Jacobs is President of AMJ. AMJ was the financial advisor for the Company's Equity Committee during its Chapter 11 proceeding. Mr. Jacobs is the Plan Administrator and Litigation Trust Trustee of T&W Financial Corporation, the Chapter 11 Trustee for Apponline.com, Inc., the Chapter 11 Trustee of Sharp International Corp., the Chapter 7 Trustee for Edison Brothers Stores, Inc. and was formerly the co-chairman and co-chief executive officer of West Coast Entertainment Corporation. Mr. Jacobs is a director of The Singer Sewing Company. Mr. Jacobs was an executive officer of West Coast Entertainment Corporation at the time such corporation filed a petition under the federal bankruptcy laws in March 2000.

     Mr. Donald C. Wood, age 41, has served as a Director of the Company since the Reorganization Effective Date. Mr. Wood has served as the President of Federal Realty Investment Trust (NYSE:FRT) since February 2001 and as Chief Operating Officer since January 2000. He served as Senior Vice President from May 1998 to February 2001 and as Chief Financial Officer from May 1998 to December 1999. He is also a member of Federal Realty Investment Trust's Senior Executive and Investment Committee. Federal Realty Investment Trust is the owner, manager and developer of 122 retail and mixed-use shopping center and urban real estate assets nationwide. From 1990 to 1998, Mr. Wood was with ITT Corporation, serving as Senior Vice President and Chief Financial Officer of Caesars World, Inc., a wholly owned subsidiary of ITT Corp., from 1996 to 1998, as Vice President and Assistant/Deputy Controller of ITT Corp. from 1994 to 1996. Mr. Wood serves as a director of Storetrax.com, an online retail leasing company. Mr. Wood is a certified public accountant and an active member in the International Council of Shopping Centers and the Financial Executives Institute.

     Mr. John R. Cooper, age 54, has served as a Director of the Company since the Reorganization Effective Date. Mr. Cooper is Senior Vice President, Finance, of PG&E National Energy Group, Inc. Mr. Cooper has been with PG&E National Energy Group, Inc. and its predecessor, U.S. Generating Company, since its inception in 1989. PG&E National Energy Group, Inc. owns and operates electric generation and natural gas transmission facilities and markets energy services and products throughout North America.

     Mr. Robert J. Merrick, age 56, has served as a Director of the Company since 1997. Since February 1998, Mr. Merrick has served as the Chief Credit Officer and Director of MCG Capital Corporation. From 1985 to 1997, he served as Executive Vice President and Chief Credit Officer of Signet Banking Company ("Signet"). While at Signet, Mr. Merrick also served as Chairman of the Credit Policy Committee and was a member of the Asset and Liability Committee, and the Management Committee.

     Mr. Michael F. Wurst, who had served as a director since the Reorganization Effective Date, resigned in November 2001.

     Mr. David B. Iannarone, age 40, has been Executive Vice President of CRIIMI MAE since December 2000. From March 1998 to December 2000, he was Senior Vice President and General Counsel. From 1996 to March 1998, he was Vice President and General Counsel. Mr. Iannarone is responsible for acquisitions of commercial mortgage-backed securities, structured finance, legal affairs and investor relations. Mr. Iannarone received a Master of Law degree from the Georgetown University Law Center, a Juris Doctor degree from the University of Villanova School of Law, and a Bachelor of Arts degree from Trinity College.

     Ms. Cynthia O. Azzara, age 42, has been Chief Financial Officer of CRIIMI MAE since 1994, a Senior Vice President since 1995 and Treasurer since 1997. Ms. Azzara is responsible for accounting, financial and treasury matters of CRIIMI MAE as well as equity and debt placements in the capital markets. Ms. Azzara is a certified public accountant and holds a Bachelor of Business Administration degree in Accounting from James Madison University, magna cum laude.

     Mr. Brian L. Hanson, age 40, has been a Senior Vice President of CRIIMI MAE since March 1998. From March 1996 to March 1998, he served as Group Vice President of CRIIMI MAE. Mr. Hanson is responsible for all loan administration functions, including loan management and special servicing. Mr. Hanson received a Bachelor of Arts degree in Mathematics from Washington and Lee University, cum laude.

BOARD MEETINGS AND COMMITTEES

MEETINGS OF DIRECTORS

     During 2001, the Board of Directors met seven times and acted by unanimous written consent on fourteen occasions. No director who served as a director in 2001 attended less than 75% of all the meetings of the Board of Directors and the committees on which he served during 2001. Pursuant to the Company's Bylaws, a majority of the Board of Directors shall at all times consist of directors who are not employees of the Company and do not perform any services for the Company other than as a director ("Unaffiliated Directors").

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company receive no additional compensation for their services as directors. Effective January 1, 2002, each Unaffiliated Director receives (a) an annual fee of $15,000, (b) a fee of $1,000 (for telephonic meetings) or $1,500 (for in-person meetings) per day for each meeting in which such director participates, including committee meetings held on days when the Board of Directors is not meeting, and (c) an annual grant of options to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and exercisable in three annual installments of 2,000, 1,000 and 1,000 shares, respectively, commencing on the date of grant. In addition, the Company reimburses all directors for travel and other expenses incurred in connection with their duties as directors of the Company.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee, and a Compensation and Stock Option Committee. The Company has no nominating or similar committee.

     AUDIT COMMITTEE. The Audit Committee is currently comprised of Messrs. Merrick, Woods, and Cooper, each of whom is an Unaffiliated Director. The functions performed by the Audit Committee are to: (a) recommend independent accountants to the Company, (b) review the scope of the audit, audit fees, the audit report and the management letter with the Company's independent auditors,
(c) review the financial statements of the Company, (d) review and approve non-audit services provided by the independent accountants, and (e) consult with the independent accountants and management with regard to the adequacy of internal controls. The Audit Committee met six times in 2001.

     COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation and Stock Option Committee is currently comprised of Messrs. Woods, MacKinnon, Jacobs and Wood, each of whom is an Unaffiliated Director. The Compensation and Stock Option Committee was formed to (a) establish the compensation of the Chairman and President, (b) approve the compensation programs for the Company's other executive officers and key employees, (c) review generally the Company's compensation programs, including the Company's 401(k) plan and other benefit plans, and (d) perform such other duties as may be delegated to it by the Board of Directors. Except with respect to the compensation of the Chairman and President, the Compensation and Stock Option Committee historically has exercised its discretion and not reviewed or approved the salaries and bonuses of the executive officers and other key employees of the Company (including the employment agreements for certain of such executives). These compensation matters have been administered by the Chairman and President. The Compensation and Stock Option Committee administers the Company's 2001 Stock Incentive Plan and Second Amended and Restated Stock Option Plan for Key Employees. The Compensation and Stock Option Committee met five times in 2001.

     EXECUTIVE COMMITTEE. The Executive Committee is comprised of Messrs. Dockser, Willoughby and Woods. The Executive Committee was formed in May 2001 to implement transactions approved by the Board.

     The Special Reorganization Committee and Transactional Committee were terminated in April 2001 and May 2001, respectively. Neither the Special Reorganization Committee nor the Transactional Committee met in 2001.

AUDIT COMMITTEE REPORT

     In accordance with its written charter, which was approved in its current form by the Board of Directors on May 11, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

     The Audit Committee consists of three independent members (as independence is defined by the rules of the New York Stock Exchange).

     In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2001 with management and the Company's independent accountants. The Audit Committee also discussed with the Company's independent accountants all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees" as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, and, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements.

     The Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the independent accountants and the Company that might bear on the independent accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the above-mentioned review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee:

     Robert J. Merrick, Chairman
     Robert E. Woods
     John R. Cooper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 2001 through the Reorganization Effective Date, the Compensation and Stock Option Committee of the Board of Directors was comprised of Robert E. Woods, Garrett G. Carlson, G. Richard Dunnells and Robert J. Merrick, and on and after the Reorganization Effective Date, the Compensation and Stock Option Committee has been comprised of the directors listed below, none of whom are, or were officers or employees of the Company.

     No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of the Company.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The objectives of the Company's executive compensation program are to attract, retain and reward experienced, highly motivated executive officers needed to achieve the Company's business objectives, to link executive compensation to improvements in Company performance and increases in stockholder value, and to align the financial interests of executive officers with those of stockholders by providing equity-based, long term incentives.

     The three primary components of the Company's executive officer compensation are base salary, annual bonus and long-term equity-based incentive awards. For 2001, the determination of these compensation components was also affected by written employment agreements and the effects of the Company's Chapter 11 proceeding including the terms and conditions of the Bankruptcy Court approved employee retention plan (as applicable to executive officers, the "Retention Plan"). Pursuant to the Retention Plan additional compensation in the form of retention payments were paid to Mr. Iannarone and Ms. Azzara in January 2001.

     For 2001, employment agreements provided to all but one of the Company's executive officers, namely, Messrs. Dockser, Willoughby, Iannarone and Ms. Azzara (collectively with Mr. Hanson, the remaining executive officer, the "Named Executive Officers"), as modified by the Retention Plan (the "Prior Employment Agreements"), the Retention Plan, and new employment agreements (the "Current Employment Agreements") entered into with each of the Named Executive Officers during the summer of 2001 (see "Executive Compensation- Employment Agreements") were the principal factors governing the salaries, bonuses and option grants provided to the Named Executive Officers.

     BASE SALARIES. For 2001, the Prior Employment Agreements governed the base salary for each executive officer except for Mr. Hanson, as to the first half of the year, whose base salary, prior to the effective date of his Current Employment Agreement, was based at levels considered appropriate for comparable positions at peer companies. Messrs. Dockser and Willoughby, Chairman and President, respectively, received base salaries of $324,500 and $325,000 under their Prior and Current Employment Agreements, respectively, in 2001. See "Executive Compensation-Summary Compensation Table" and "Executive Compensation-Employment Agreements."

     BONUSES. For 2001, until the Reorganization Effective Date, the Prior Employment Agreements, as modified by the Retention Plan, capped the amount of discretionary bonuses that could be awarded to Messrs. Dockser, Willoughby and Iannarone and Ms. Azzara to 20% of such executive officer's 1998 base salary, unless approved by either (a) the Company's creditors' and equity committees, or
(b) the Bankruptcy Court. For 2001, each of the Named Executive Officers were paid a reorganization bonus in July 2001 in connection with the successful completion of the Company's Chapter 11 reorganization, as follows: $350,000 each to Messrs. Dockser and Willoughby, $75,000 each to Mr. Iannarone and Ms. Azzara and $60,000 to Mr. Hanson. The amount of the reorganization bonus for Messrs. Dockser and Willoughby was provided for in each of their Current Employment Agreements. The reorganization bonuses for Messrs. Iannarone and Hanson and Ms. Azzara were awarded at the discretion of Messrs. Dockser and Willoughby. For 2001, no other discretionary bonuses were paid to the Named Executive Officers. Messrs. Iannarone and Hanson and Ms. Azzara did, however, receive bonuses in 2001 as provided for in each of their Current Employment Agreements. See "Executive Compensation Summary Compensation Table" and "Executive Compensation
- Employment Agreements."

     STOCK OPTIONS. The Compensation and Stock Option Committee granted options to purchase 25,000 shares and 75,000 shares of Common Stock in June and November 2001, respectively, to each of Messrs. Dockser and Willoughby. Based on the recommendation of Messrs. Dockser and Willoughby, the Compensation and Stock Option Committee granted options to each of Messrs. Iannarone and Hanson and Ms. Azzara in June and November 2001 based on internal factors such as contributions made during 2000 and 2001. See "Executive Compensation - Option Grants in Last Fiscal Year."

     CHAIRMAN AND PRESIDENT COMPENSATION. The 2001 executive officer compensation for Messrs. Dockser and Willoughby, the Chairman of the Board and President, respectively, as set forth above, was governed by such individuals' respective Prior and Current Employment Agreements. Messrs. Dockser and Willoughby are significant stockholders in the Company, and to the extent their performance translates into an increase in the value of the Company's stock, all stockholders, including Messrs. Dockser and Willoughby, share the benefits.

     In connection with the 1995 merger of certain mortgage businesses affiliated with CRI into the Company (the "Merger"), the Company entered into a deferred compensation arrangement with Messrs. Dockser and Willoughby in an original aggregate amount of $5,002,183 pursuant to which the Company agreed to pay Messrs. Dockser and Willoughby for services performed in connection with the structuring of the Merger. The Company's obligation to pay the deferred compensation is limited, with certain exceptions, to the creation of an irrevocable grantor trust for the benefit of Messrs. Dockser and Willoughby and the transfer to such trust of the right to receive such deferred compensation (the "Note Receivable") in the original aggregate principal amount of $5,002,183. The deferred compensation is fully vested and payable only to the extent that payments are made by CRI on the Note Receivable. Payments of principal and interest on the Note Receivable/deferred compensation are payable quarterly and terminate in June 2005. The Note Receivable/deferred compensation bears interest at the prime rate (4.75% as of December 31, 2001) plus 2% per annum. From October 5, 1998 through April 17, 2001, no deferred compensation payments were made as a result of the Company's Chapter 11 proceeding. As of December 31, 2001, aggregate payments of $2,571,455 (including $945,740 in accrued interest) had been made on the Note Receivable/deferred compensation in 2001. These aggregate payments were split approximately equally among Messrs. Dockser and Willoughby. The unpaid aggregate principal balance on the Note Receivable/deferred compensation was approximately $1,875,808 at December 31, 2001.

     In contemplation of emergence from Chapter 11, the Company engaged Arthur Andersen's Human Capital Consulting Group, on behalf of the Compensation and Stock Option Committee, with regard to 2001 compensation. Arthur Andersen conducted a competitive compensation market analysis to determine benchmarks for the competitive market level of base, bonus and long-term incentive compensation for the Named Executive Officers. Arthur Andersen's analysis was used by the Compensation and Stock Option Committee in connection with its negotiation of the Current Employment Agreements with Messrs. Dockser and Willoughby in June 2001 and its determination of option grant share amounts in June and November 2001. See "Executive Compensation - Employment Agreements." It is noted that such Current Employment Agreements provide for a base salary equal to slightly more than the median compensation received by comparable executives at 26 peer organizations. Of the 26 peer organizations, 12 were selected by the Company and 14 were selected by Arthur Andersen's Human Capital Consulting Group.

     COMPENSATION POST-EMERGENCE FROM CHAPTER 11. Since emerging from Chapter 11 and for the foreseeable future, the Company expects to emphasize long-term, equity-based incentive awards to achieve the objectives of its executive compensation program. The Company feels it is extremely important to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. See "Item 3. -- Proposal to Amend 2001 Incentive Stock Plan to Increase the Number of Shares Available for issuance under the 2001 Stock Incentive Plan." The Compensation Committee may grant a substantial amount of stock options and/or stock awards outside of the 2001 Stock Incentive Plan and Second Amended and Restated Stock Option Plan for Key Employees in connection with the recruitment of senior executive officers in the future, if necessary.

     SECTION 162(m) POLICY. The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), which limits the deductibility on the Company's tax return of nonperformance-based compensation in excess of $1 million paid to any of the Named Executive Officers. In determining compensation for 2001, the Company did not consider the bankruptcy implications with respect to payments under the Note Receivable to Messrs. Dockser and Willoughby. As a result, compensation income in 2001 to such individuals was subject to Section 162(m) limitations; however, such executives are not expected to be subject to
Section 162(m) limitations in 2002. The Compensation Committee will continue to review each material element of compensation for the Chairman of the Board and President and every grant of stock options and stock awards to the other Named Executive Officers on a continuing basis and take steps to assure deductibility under Section 162(m) if that can be accomplished without sacrificing flexibility and other important elements of the overall compensation program. The Compensation Committee may also consider granting non-performance based compensation outside of the deductibility limits of Section 162(m), in connection with the recruitment of senior executive officers in the future, if necessary.

Compensation and Stock Option Committee:

Robert E. Woods, Chairman
Donald J. MacKinnon
Alan M. Jacobs
Donald C. Wood

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Preferred Stock as of March 12, 2002 by (i) each person known by the Company to be the beneficial owner of more than 5% of its Common Stock or Series B Preferred Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                                           AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED
                              ------------------------------------------------------------------------------------------------------
                                                                                              PERCENT OF               PERCENT OF
                                                                      PERCENT OF  SHARES OF    SERIES F   SHARES OF     SERIES G
                                                                        COMMON    SERIES F    PREFERRED    SERIES G     PREFERRED
                                                                        STOCK     PREFERRED     STOCK     PREFERRED       STOCK
NAME                                   SHARES OF COMMON STOCK        OUTSTANDING    STOCK    OUTSTANDING    STOCK      OUTSTANDING
----------------------------- ----------------------------------------------------------------------------------------------------
William B. Dockser                      516,921(1)(2)                    3.9%                              22,948(16)     1.8%
H. William Willoughby                   469,548(1)(3)                    3.5%
John R. Cooper                            3,000(4)                          *
Alan M. Jacobs                            2,000(5)                          *
Donald J. MacKinnon                       2,000(6)                          *
Robert J. Merrick                         4,316(7)                          *          90           *         210             *
Donald C. Wood                            4,000(8)
Robert E. Woods                           3,417(9)                          *          15           *          60             *
David B. Iannarone                       62,828(10)
Cynthia O. Azzara                        70,178(11)                         *
Brian L. Hanson                          43,422(12)                         *


Benson Associates, LLC
111 S.W. Fifth Avenue, Suite
2130 Portland, OR  97204                665,500(13)                      5.1%


Private Management Group, Inc.
20 Corporate Park, Suite 400
Irvine, CA  92606                       798,141(14)                      6.2%


All Directors and Executive
    Officers as a Group (11 persons)  1,181,011(1)(2)(3)(4)(5)(6)
                                               (7)(8)(9)(10)(12)(15)     8.8%                       *                     1.9%

----------
* Less than 1%.

(1) Includes 619 shares of Common Stock owned by C.R.I, Inc. of which Messrs. Dockser and Willoughby are the sole shareholders.
(2) Includes 135,857 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days. Includes 14,926 shares of Common Stock held by Mr. Dockser's wife, 15,682 shares of Common Stock held by the William B. Dockser '59 Charitable Lead Annuity Trust (for which Mr. Dockser has sole voting power) and 28,461 shares of Common Stock held by the Dockser Family Foundation (for which Mr. Dockser has sole voting power).
(3) Includes 135,857 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days. Includes 9,723 shares of Common Stock held by the estate for Mr. Willoughby's wife, 4,983 shares of Common Stock held by Mr. Willoughby's parents, 2,256 shares of Common Stock held by Mr. Willoughby's son and 922 shares of Common Stock held by Mr. Willoughby's daughter.
(4) Includes 2,000 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days. Includes 1,000 shares of Common Stock held in a living trust (for which Mr. Cooper has sole voting power).
(5) Includes 2,000 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days.
(6) Includes 2,000 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days.
(7) Includes 2,336 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days.
(8) Includes 2,000 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days.
(9) Includes 2,249 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days.
(10) Includes 44,598 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days and 50 shares of Common Stock held by Mr. Iannarone's father.
(11) Includes 48,221 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days.
(12) Includes 31,582 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days.
(13) Based on a Schedule 13G filed by Benson Associates, LLC, an investment adviser, reporting beneficial ownership of 665,500 shares of Common Stock for which they hold sole voting and investment power.
(14) Based on a Schedule 13G filed by Private Management Group, Inc., an investment adviser, reporting beneficial ownership of 798,141 shares of Common Stock for which they hold sole voting and investment power.
(15) Includes 408,700 shares of Common Stock available upon exercise of presently exercisable options or those exercisable within 60 days.
(16) Includes 7,894 shares of Series G Preferred Stock held by Mr. Dockser's wife and 15,054 shares of Series G Preferred Stock held by the Dockser Family Foundation (for which Mr. Dockser has sole voting power).

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation earned during the last three years by the Chairman of the Board of Directors and each of the other four most highly compensated executive officers of the Company whose income exceeded $100,000 during the year ended December 31, 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          ALL OTHER
                                                                         LONG TERM       COMPENSATION
                                       ANNUAL COMPENSATION             COMPENSATION           ($)
                                   ----------------------------        -------------    --------------
                                                                        SECURITIES
                                                                           UNDER-
                                                                           LYING
  NAME AND PRINCIPAL    YEAR        SALARY            BONUS               OPTIONS
       POSITION                       ($)              ($)                  (#)
----------------------- -----      ---------       ------------        -------------
William B. Dockser       2001      $ 324,750       $       -              100,000        $  1,634,474(1)
Chairman of the Board    2000        324,500               -                    -                   -
                         1999        318,354               -               12,500                   -

H. William Willoughby    2001      $ 324,750       $       -              100,000        $  1,636,981(1)
President and            2000        324,500               -                    -                   -
Secretary                1999        318,354                               12,500                   -

David B. Iannarone       2001      $ 308,693       $ 108,323               47,500        $    211,125(2)
Executive Vice                                       149,738(3)
President                2000        267,094               -(3)             1,250             136,125(4)
                         1999        242,812          49,500                4,000             247,500(5)

Cynthia O. Azzara        2001      $ 302,859       $ 104,990               45,000        $    211,125(2)
Senior Vice                                          149,738(3)
President,               2000        267,094               -(3)             1,250             136,125(4)
CFO and Treasurer        1999        242,812          49,500                4,000             247,500(5)

Brian L. Hanson          2001      $ 238,474(6)    $  82,500(6)            30,000        $     60,000(6)
Senior Vice              2000        207,740(7)      106,000(7)             1,250             211,750(7)
President                1999        188,854(8)       38,500(8)             2,500             192,500(8)
--------------------------------------------------------------------------------------------------------

(1) Includes a reorganization bonus of $350,000 paid to each of Messrs. Dockser and Willoughby in July 2001 pursuant to their respective Current Employment Agreements for the successful completion of the Chapter 11 reorganization of the Company and deferred compensation of $1,284,474 and $1,286,981 paid in 2001 to each of Messrs. Dockser and Willoughby, respectively, for the period October 1998 through December 2001, which the Company agreed to pay for services performed in connection with the Merger. The deferred compensation amounts were paid solely from principal and interest received by the Company from CRI in connection with a note receivable acquired by the Company in the Merger. As a result of the Company's Chapter 11 filing, these payments were temporarily suspended and, accordingly, were not paid by the Company to Messrs. Dockser and Willoughby until April 2001.

(2) Includes final retention payments of $136,125 paid to each of Mr. Iannarone and Ms. Azzara in January 2001 pursuant to the Employee Retention Plan and a reorganization bonus of $75,000 paid to each of Mr. Iannarone and Ms. Azzara in July 2001 in connection with the successful completion of the Chapter 11 reorganization of the Company.

(3) The $149,738 amount reflected in 2001 represents an annual bonus earned in 2000 for which payment was restricted, without the approval of the Company's creditors' and equity committees or by the Bankruptcy Court, until the successful completion of the Chapter 11 reorganization of the Company in April 2001.

(4) Represents a retention payment paid in April 2000 pursuant to the Employee Retention Plan.

(5) Represents aggregate retention payments paid in April 1999 and October 1999 pursuant to the Employee Retention Plan.

(6) Includes compensation of $320,974 paid by CMSLP throughout 2001 and a reorganization bonus of $60,000 paid in July 2001 in connection with the successful completion of the Chapter 11 reorganization of the Company.

(7) Includes compensation of $313,740 paid by CMSLP throughout 2000 and long-term incentive payments of $105,875 and $105,875 paid in April 2000 and October 2000, respectively, pursuant to the CMSLP Long-Term Incentive Plan.

(8) Includes compensation of $227,354 paid by CMSLP throughout 1999 and employee retention payments of $96,250 and $96,250 paid in April 1999 and October 1999, respectively, pursuant to the CMSLP Long-Term Incentive Plan.

EMPLOYMENT AGREEMENTS

     On June 29, 2001, the Company entered into Current Employment Agreements with each of Messrs. Dockser and Willoughby replacing the Prior Employment Agreements with these individuals which were to expire on June 29, 2001. Each of these Current Employment Agreements has a two-year term and provides for a minimum base salary of $325,000. Each of Messrs. Dockser and Willoughby's base salary will be adjusted at least annually; provided, however, that each of Messrs. Dockser and Willoughby will be entitled to an annual automatic increase in an amount equal to no less than twenty percent (20%) of the previous fiscal year's base salary (as such base salary may be increased, the "Base Salary"). These Current Employment Agreements require each of Messrs. Dockser and Willoughby to devote a substantial portion of his time to the affairs of the Company and its subsidiaries and affiliates, except that each of them may devote time to other existing business activities; provided that the time devoted to such other existing business activities does not interfere with the performance of his duties to the Company and its subsidiaries and affiliates. These Current Employment Agreements define the phrase "substantial portion" to mean all of the time required to perform the services necessary and appropriate for the conduct of the businesses of the Company and its subsidiaries and affiliates.

     In the event of a change of control, as defined in these Current Employment Agreements, Messrs. Dockser and Willoughby reserve the right to voluntarily terminate their employment with the Company. Under these Current Employment Agreements, Messrs. Dockser and Willoughby are entitled to severance payments in an amount equal to 18 months' Base Salary plus an amount equal to the greater of
(a) the Reorganization Bonus (defined below), or (b) all discretionary bonuses earned by the applicable executive prior to the termination of his Employment Agreement, upon termination (i) due to death, (ii) without cause or due to permanent disability, (iii) upon an involuntary resignation for any of the reasons set forth in the Employment Agreement, including a change of control, and (iv) upon the failure to extend the Employment Agreement, if the applicable executive voluntarily resigns his employment or is an employee of the Company on the second anniversary of his Current Employment Agreement. Messrs. Dockser and Willoughby did not receive any retention payments under the Retention Plan. Each of Messrs. Dockser and Willoughby were paid a reorganization bonus of $350,000 on July 2, 2001 in connection with the successful completion of the Company's Chapter 11 reorganization.

     These Current Employment Agreements provide for the indemnification of Messrs. Dockser and Willoughby to the extent provided for in the Company's Charter and Bylaws.

     On July 25, 2001, the Company entered into Current Employment Agreements with each of Messrs. Iannarone and Hanson and Ms. Azzara. In the case of Mr. Iannarone and Ms. Azzara, the Current Employment Agreements replaced the Prior Employment Agreements with these individuals which were to expire on October 7, 2001 and September 15, 2001, respectively. Each of these Current Employment Agreements has a two year term. These Current Employment Agreements provide for a minimum base salary of $325,000 for Mr. Iannarone, $315,000 for Ms. Azzara, and $250,000 for Mr. Hanson, such base salaries to be adjusted at least annually; provided, however, that each of such individuals will be entitled to an annual automatic increase in an amount equal to no less than the greater of
(a) twenty percent (20%) of the annual base salary in effect during the month immediately prior to the month in which the adjustment is to occur, or (b) the Consumer Price Index percentage increase set forth in each of these Current Employment Agreements (as such base salary may be increased, the "Base Salary"). These Current Employment Agreements also provide each of such individuals with a guaranteed minimum bonus equal to one-third of each individual's Base Salary. In connection with the Chapter 11 reorganization of the Company, each of these individuals received retention payments during the bankruptcy, including $136,125 paid in 2000 and 2001, respectively, for each of Mr. Iannarone and Ms. Azzara and $211,750 paid in 2000 for Mr. Hanson (such retention payments for 2000 and 2001 referred to as the "Retention Payments"). Each of these individuals also received a reorganization bonus paid in July 2001, as follows:
$75,000 each to Mr. Iannarone and Ms. Azzara and $60,000 to Mr. Hanson (collectively, the "Reorganization Bonuses").

     Under these Current Employment Agreements, each of Messrs. Iannarone and Hanson and Ms. Azzara is entitled to severance payments in an amount equal to 18 months' Base Salary plus an amount equal to the greater of (a) the sum of such individual's Retention Payments and Reorganization Bonus, or (b) all discretionary bonuses and minimum bonuses earned by such individual prior to the termination of such individual's Current Employment Agreement, upon termination (i) due to death, (ii) without cause or due to permanent disability, (iii) upon an involuntary resignation for any of the reasons set forth in such individual's Current Employment Agreement, including a change of control, and (iv) upon the failure to extend such individual's Current Employment Agreement, if such individual voluntarily resigns his employment or is an employee of the Company on the second anniversary of such individual's Current Employment Agreement. In the event of an individual's termination within six months of a change of control (as defined in each of these Current Employment Agreements), all of such individual's options to acquire shares of the Company's Common Stock, to the extent not then exercisable, will become immediately exercisable.

     These Current Employment Agreements provide for indemnification of Messrs. Iannarone and Hanson and Ms. Azzara to the extent provided for in the Company's Articles of Incorporation and Bylaws.

STOCK PLANS

     2001 STOCK INCENTIVE PLAN

     See "Item 3. -- Proposal to Amend the 2001 Stock Incentive Plan to Increase the Number of Shares Available under the 2001 Stock Incentive Plan" for a summary description of the 2001 Stock Incentive Plan.

     SECOND AMENDED AND RESTATED STOCK OPTION PLAN

     The purpose of the Company's Second Amended and Restated Stock Option Plan for Key Employees (the "Employee Stock Option Plan") is to enhance the long-term profitability of the Company and shareholder value by offering incentives and rewards to those officers and other employees of the Company and its subsidiaries who are important to the Company's growth and success, and to encourage such officers and employees to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

     Under the Employee Stock Option Plan, the total number of shares of Common Stock with respect to which options may be granted shall not exceed 450,000 shares of Common Stock. As of March 12, 2002, 447,115 shares were subject to issuance under outstanding options and 2,885 shares remained available for issuance under options to be granted. Options may not be granted under the Employee Stock Option Plan after June 29, 2002.

     Options granted under the Employee Stock Option Plan may be designated as either "nonqualified stock options" or "incentive stock options." The exercise price for options granted under the Employee Stock Option Plan may not be less than the fair market value of a share of common stock on the date of grant.

     Any executive officer or other key employee of the Company or any subsidiary of the Company is eligible to be granted options under the Employee Stock Option Plan, subject to certain limitations. The Compensation and Stock Option Committee, which administers the Employee Stock Option Plan, is authorized to select from among eligible employees the individuals to whom options are to be granted and to determine the number of shares of Common Stock subject to each option, whether such options are to be incentive stock options or nonqualified stock options, and other terms and conditions of the options consistent with the Employee Stock Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning options granted to the Named Executive Officers during the year ended December 31, 2001:

                         COMMON SHARES    % OF TOTAL OPTIONS
                          UNDERLYING          GRANTED TO           EXERCISE
                            OPTIONS           EMPLOYEES            PRICE PER       EXPIRATION        GRANT DATE
                          GRANTED (#)       IN FISCAL YEAR       SHARE ($/SH)         DATE         PRESENT VALUE($)
                         --------------   -------------------    --------------    ------------    ---------------
William B. Dockser       25,000(1)(5)           5.96%               $ 5.70         06/18/2009        $ 102,353(3)
                         75,000(2)(5)          17.88%               $ 2.78         11/16/2011        $ 148,448(4)

H. William Willoughby    25,000(1)(5)           5.96%               $ 5.70         06/18/2009        $ 102,353(3)
                         75,000(2)(5)          17.88%               $ 2.78         11/16/2011        $ 148,448(4)

David B. Iannarone       22,500(1)(5)           5.36%               $ 5.70         06/18/2009        $  92,117(3)
                         25,000(2)(5)           5.96%               $ 2.78         11/16/2011        $  49,483(4)

Cynthia O. Azzara        20,000(1)(5)           4.77%               $ 5.70         06/18/2009        $  81,882(3)
                         25,000(2)(5)           5.96%               $ 2.78         11/16/2011        $  49,483(4)

Brian  L Hanson          15,000(1)(5)           3.58%               $ 5.70         06/18/2009        $  61,412(3)
                         15,000(2)(5)           3.58%               $ 2.78         11/16/2011        $  29,690(4)
-----------------------------------------------------------------------------------------------------------------

(1) These options were granted on June 18, 2001 and became exercisable in full on the date of grant.

(2) These options were granted on November 16, 2001 and become exercisable in three equal cumulative annual installments commencing on the date of grant.

(3) These values are estimated on the date of grant using the Black-Scholes option pricing model, which produces a per option share value as of June 18, 2001, the grant date, of $4.0941 using the following principal assumptions: expected stock price volatility 91.7456%, risk free rate of return of 4.6524%, dividend yield of 0% and expected life of 4.78 years. No adjustments have been made for forfeitures or non-transferability. The actual value, if any, that the executive officer will realize from these options will depend solely on the increase in the stock price over the option price when the options are exercised.

(4) These values are estimated on the date of grant using the Black-Scholes option pricing model, which produces a per option share value as of November 16, 2001, the grant date, of $1.9793 using the following principal assumptions: expected stock price volatility 91.2322%, risk free rate of return of 4.1162%, dividend yield of 0% and expected life of 4.78 years. No adjustments have been made for forfeitures or non-transferability. The actual value, if any, that the executive officer will realize from these options will depend solely on the increase in the stock price over the option price when the options are exercised.

(5) These option grants were based on the Compensation and Stock Option Committee's analysis of a number of factors including a competitive compensation market analysis conducted by Arthur Andersen's Human Capital Consulting Group and the value of then outstanding options held by such individuals. See "Report of Compensation and Stock Option Committee."

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND YEAR END 2001 OPTION VALUES

     The following table provides information concerning the exercise of options during the year ended December 31, 2001 for each of the Named Executive Officers.

                                                               NUMBER OF SHARES OF
                          SHARES OF                               COMMON STOCK
                        COMMON STOCK                               UNDERLYING              VALUE OF UNEXERCISED
                          ACQUIRED             VALUE               UNEXERCISED                    IN-THE-
                         ON EXERCISE       REALIZED ($)       OPTIONS AT FY-END (#)     MONEY OPTIONS AT FY-END ($)
                             (#)                            EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE (1)
                        --------------     ------------    --------------------------   ----------------------------
William B. Dockser            -                 $ -              130,036     57,277     $ 31,250           $ 62,500

H. William Willoughby         -                 $ -              130,036     57,277     $ 31,250           $ 62,500

David B. Iannarone            -                 $ -               42,518     20,827     $ 10,416           $ 20,834

Cynthia O. Azzara             -                 $ -               46,432     20,245     $ 10,416           $ 20,834

Brian L. Hanson               -                 $ -               30,084     12,705     $  6,250           $ 12,500

(1) The value of the in-the-money options was determined by taking the difference between $4.03, the closing price of the shares of Common Stock on December 31, 2001, and the exercise price of each option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company maintains its headquarters office in Rockville, Maryland. Pursuant to an administrative services agreement with CRI which was entered into in connection with the Merger (the "CRI Administrative Services Agreement"), CRI is obligated to provide the Company and its subsidiaries with certain administrative office, facility and other services, at cost, with respect to certain aspects of the Company's business. The Company intends to use the services provided under the CRI Administrative Services Agreement to the extent such services are not performed by the Company or provided by another service provider. The CRI Administrative Services Agreement is terminable on 30 days' notice at any time by the Company. The Company and its subsidiaries paid charges under the CRI Administrative Services Agreement of $218,038 and $151,171 for the years ended December 31, 2001 and 2000, respectively. Messrs. Dockser and Willoughby are directors, executive officers and principal shareholders of CRI.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires each director and executive officer of the Company and each person who owns more than 10% of the Company's Common Stock to report to the SEC, by a specified date, his, her or its beneficial ownership of, and certain transactions in, the Company's Common Stock. Except as otherwise noted below, based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Company, and written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all directors, officers and beneficial owners of more than 10% of the Common Stock have filed on a timely basis Forms 3, 4 and 5 as required in the year ended December 31, 2001. Each of Messrs. Cooper, Jacobs, MacKinnon, Wurst and Wood filed a delinquent Form 3 reflecting his initial beneficial ownership of shares of Common Stock. Messrs. Woods, Merrick, Iannarone and Hanson filed delinquent Form 4s reporting an increase in the number of shares subject to their respective stock options due to an adjustment effected as a result of the anti-dilution provisions of applicable stock option plans and/or agreements. Each of Messrs. Cooper, Wood and Woods filed a delinquent Form 4 reporting adjustments effected to their respective stock options as a result of the Company's reverse stock split. A delinquent Form 4 was filed by Michael F. Wurst to report an increase in the number of shares of Common Stock held by him as a result of the payment of Common Stock dividends on shares of Series B Preferred Stock on June 1, 2001. In addition, two delinquent Form 5s were filed by H. William Willoughby to report increases in the number of shares held through indirect ownership by him as a result of conversions of preferred shares.

PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total shareholder return on the Common Stock with the cumulative total shareholder return of the companies comprising (i) the S&P 500 Index and (ii) the NAREIT Mortgage Index, an industry index provided by the National Association of Real Estate Investment Trusts. The Performance Graph assumes an initial investment of $100 on December 31, 1996, and the reinvestment of all dividends paid thereafter with respect to such $100 investment, in each of (i) the Common Stock, (ii) the stocks comprising the S&P 500 Index, and (iii) the stock comprising the NAREIT Mortgage Index.

[CHART OF PERFORMANCE GRAPH]

                        12/31/1996    12/31/1997   12/31/1998   12/31/1999    12/31/2000   12/31/2001
                        ----------    ----------   ----------   ----------    ----------   ----------
CRIIMI MAE                                 29.54%      -74.61%      -58.93%       -51.40%      -42.26%
                            100.00        129.54        32.89        13.51          6.56         3.79

S&P 500 Index                              33.36%       28.58%       21.04%        -9.13%      -11.83%
                            100.00        133.36       171.47       207.55        188.60       166.30

NAREIT Mortgage Index*                      3.82%      -29.22%      -33.22%        15.96%       77.34%
                            100.00        103.82        73.48        49.07         56.90       100.91

* The NAREIT Mortgage Index includes all real estate investment trusts ("REITs") listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System. During 2001, 22 REITs were included in the NAREIT Mortgage Index. The Corporation will provide to any shareholder upon request the names of the companies whose stocks comprise the NAREIT Mortgage Index.

ITEM 2. -- PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S CHARTER TO EFFECT ADDITIONAL RESTRICTIONS UPON THE TRANSFER OF THE COMPANY'S CAPITAL STOCK, WHICH WOULD PROHIBIT (A) ANY PERSON OR GROUP FROM BENEFICIALLY OWNING FIVE PERCENT (5%) OR MORE OF THE MARKET VALUE OF THE COMPANY'S OUTSTANDING CAPITAL STOCK OR
(B) AN EXISTING 5% STOCKHOLDER FROM ACQUIRING ADDITIONAL SHARES OF THE COMPANY'S CAPITAL STOCK, SUCH AMENDMENTS INTENDED TO PROTECT THE COMPANY'S NET OPERATING LOSSES FOR TAX PURPOSES.

GENERAL

     The Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the holders of Common Stock and Series B Preferred Stock for their approval of the amendments to the Company's Charter to effect additional restrictions upon the transfer of the Company's capital stock, which would prohibit (a) any person or group from beneficially owning five percent (5%) or more of the market value of the Company's outstanding capital stock or (b) an existing 5% stockholder from acquiring additional shares of the Company's capital stock, such amendments intended to protect the Company's net operating losses for tax purposes.

     The form of the proposed Charter Amendment is attached to this Proxy Statement as Annex "A". The proposed Charter Amendment adds a new Article XI.A to the Charter providing for the additional restrictions on beneficial ownership of capital stock and makes conforming amendments to Article XI of the Charter.

REASONS FOR THE CHARTER AMENDMENT

     The Board believes that this proposed Charter Amendment is advisable and in the best interests of the Company and its stockholders in order to protect the Company's net operating losses for tax purposes thereby enabling the Company to utilize its net operating losses for tax purposes. The proposed Charter Amendment would prohibit (a) any person or group from beneficially owning five percent (5%) or more of the market value of the Company's outstanding capital stock or (b) an existing 5% stockholder from acquiring additional shares of the Company's capital stock. Please note that the transfer restrictions provided in the Charter Amendment are in addition to the REIT related transfer restrictions that are currently provided for in Article XI of the Charter. See "Current Charter Provisions Affecting Share Ownership." As of December 31, 2001, the Company had accumulated and unused net operating losses and other loss carryforwards for federal income tax purposes of a combined total of approximately $385 million (collectively, "NOLs"). All of the Company's NOLs existing as of December 31, 2001 or generated through the year 2003 will expire in the years 2020 through 2023, if not used prior to such time. Under the Tax Code, the Company generally would be entitled to reduce its future federal income tax liabilities by carrying unused NOLs forward for a period of 20 years to offset future taxable income. However, the Company's ability to utilize any NOL carryforwards in future years may be restricted in the event the Company undergoes an "ownership change" within the meaning of Section 382 of the Tax Code.

     An "ownership change" will occur if the aggregate percentage point ownership increase for all "5% shareholders" for a three-year "testing period" exceeds 50 percentage points. For this purpose, a "5% shareholder" is any direct or indirect holder, taking certain attribution rules into account, of 5% or more of a corporation's capital stock, determined by the fair market value of such capital stock. For this purpose, all holders of less than 5% are generally treated collectively as a single "5% shareholder." In general, the "testing period" is the three-year period ending on the date an ownership shift affecting a "5% shareholder" has occurred.

     Once an ownership change has occurred, as of that date, only subsequent ownership changes are tested. In determining the amount by which "5% shareholders" have increased their percentage, the percentage interest of each "5% shareholder" on the testing date is compared to the lowest percentage interest of such shareholder at any time during the testing period. For example, a shareholder whose percentage ownership decreased from 8% to 6%, then increased to 20%, within the same testing period will be considered to have had an increase of 14 percentage points (i.e., the difference between that shareholder's percentage ownership interest on the testing date (20%) and the lowest percentage ownership interest during the testing period (6%)). If the aggregate increase in the ownership percentage of all "5% shareholders" exceeds 50 percentage points as of the end of the testing period (including increases by any persons or groups of persons who become "5% shareholders" during the testing period), then an ownership change will have occurred.

     In the event of an ownership change, the amount of taxable income from years following the ownership change that may be offset by NOLs and NOL carryforwards attributable to the period prior to the ownership change generally may not exceed the fair market value of the Company immediately before the ownership change (subject to certain adjustments) multiplied by the applicable long-term, tax-exempt rate announced by the Internal Revenue Service in effect for the date of the ownership change. As a result of these limitations imposed by Section 382 of the Tax Code (the "Section 382 Limitations"), in the event of an ownership change, the Company's ability to use its NOL carryforwards in future years may be limited and, to the extent the NOL carryforwards cannot be fully utilized under these limitations within the carryforward periods, the NOL carryforwards would expire unutilized. Accordingly, after any ownership change, the Company's ability to use its NOLs to reduce or offset taxable income would be substantially limited or not available under Section 382. This means the Company would have REIT distribution requirements based on its taxable income. If the Company would be required to make taxable income distributions to its shareholders to satisfy required REIT distributions, all or a substantial portion of these distributions, if any, are currently expected to be in the form of non-cash dividends.

     The Company is not aware of any acquisition of shares of the Company's capital stock that has created an "ownership change" under Section 382, but believes that it may be close to approaching the 50% threshold for an "ownership change" under Section 382. The Company is concerned that future acquisitions of Common Stock, preferred stock or a combination of both by any existing "5% shareholder" or by a person or group that would result in such person or group becoming a "5% shareholder" could cause an "ownership change." In light of the potential for "ownership change" and the resulting adverse tax consequences, the Company believes that the proposed Charter Amendment is in the best interests of the Company. By prohibiting transfer of the Company's capital stock to the extent the transfer would (i) cause the ownership interest of the transferee or any other person or group to equal 5% or more of the market value of the Company's capital stock; or (ii) increase the ownership interest of the transferee or any other person or group where such transferee's or other person's or group's ownership interest equaled 5% or more of the market value of the Company's capital stock before the transfer; the Charter Amendment significantly reduces the possibility of an "ownership change" and the application of the Section 382 Limitations.

CURRENT CHARTER PROVISIONS AFFECTING SHARE OWNERSHIP

     For the Company to continue to qualify as a REIT, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Tax Code) during the last half of a taxable year (the "Five or Fewer Rule"). In order to insure compliance with the Five or Fewer Rule, the Charter prohibits any person from having beneficial ownership, either directly or by virtue of the Tax Code's applicable attribution rules, of shares of capital stock of the Company which represents the lesser of
(a) 9.8% of the aggregate number of outstanding shares of capital stock of the Company and (b) 9.8% of the aggregate value of the outstanding capital stock (the "Ownership Limit"). If the Ownership Limit were to be violated by a sale or transfer, such sale or transfer would be void AB INITIO as to the transfer of such portion of capital stock as would be otherwise beneficially owned by such person or group in excess of the Ownership Limit, and the intended transferee shall acquire no rights in or to such number of shares of such capital stock. The Board of

Directors may exempt a person or group from the Ownership Limit, in its sole and absolute discretion, upon receipt of evidence satisfactory to the Board to the effect that such exemption will not result in the Company being "closely held" within Section 856(h) of the Tax Code, and upon such other conditions as the Board of Directors may direct (including, without limitation, representations, warranties and undertakings by the intended transferee).

DESCRIPTION OF CHARTER AMENDMENT AND POTENTIAL EFFECTS THEREOF

     The following brief description is qualified in its entirety by reference to the full text of the Charter Amendment, which is attached hereto as "Annex A".

     The proposed Charter Amendment would prohibit any person or group from beneficially owning 5% or more of the market value of the total outstanding shares of capital stock of the Company (the "NOL Ownership Limit"). If the NOL Ownership Limit were to be violated by a sale or transfer, such sale or transfer would be void AB INITIO unless the Board exempts such person or group from the NOL Ownership Limit. Any shareholder that owns 5% or more of the market value of the Company's capital stock as of the effective date of the proposed Charter Amendment (an "Existing NOL Shareholder") would be prohibited from acquiring any additional shares of capital stock. The proposed Charter Amendment would include all capital stock of the Company for purposes of computing the NOL Ownership Limit.

     By prohibiting stockholders from owning 5% or more of the market value of the Company's capital stock, no additional stockholders will become "5% shareholders" for purposes of determining whether there has been an "ownership change" for purposes of Section 382. Based on the changes in share ownership which have occurred to date, the Charter Amendment will most likely prevent the application of the Section 382 Limitations. An "ownership change" may, however, occur between the date hereof and the effective date of the Charter Amendment if any additional stockholder becomes a "5% shareholder" and such shareholdings cause an "ownership change".

     Although not a factor in the decision of the Board of Directors to recommend the Charter Amendment, the Charter Amendment could have an anti-takeover effect by prohibiting any person or group from acquiring 5% or more and prohibiting any increase in the ownership interest of shareholders already holding 5% or more of the market value of the Company's capital stock. Such limitations could enable the Board of Directors to render more difficult or discourage a hostile transaction to take control of the Company. Furthermore, the presence of these limitations could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's shareholders to realize a higher price for their shares than would be generally available in the public markets. The Company is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Charter Amendment is not being submitted for approval with the intent that it be utilized as an anti-takeover device.

APPRAISAL RIGHTS

     Appraisal rights are not available under the Maryland General Corporation Law or under the Company's Charter or Bylaws in connection with the proposal to approve the Charter Amendment.

VOTE REQUIRED

     Approval of the Charter Amendment requires the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and Series B Preferred Stock, each voting separately as a class.

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT.

ITEM 3. -- PROPOSAL TO AMEND THE 2001 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2001 STOCK INCENTIVE PLAN

GENERAL

     The Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the holders of Common Stock for their approval, an amendment to the 2001 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance under the 2001 Stock Incentive Plan from 610,000 to 1,235,000 (the "Amended 2001 Stock Plan"). As of March 12, 2002, 341,500 shares were subject to issuance under outstanding options and 268,500 shares of Common Stock are available for the grant of options and awards under the 2001 Stock Incentive Plan and 2,885 shares of Common Stock are available for the grant of options under the Second Amended and Restated CRIIMI MAE Inc. Stock Option Plan for Key Employees. The Board believes that the Stock Incentive Plan Amendment is important in order to attract, retain and reward valuable personnel. The principal provisions of the 2001 Stock Incentive Plan, as amended, are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2001 Stock Incentive Plan, a copy of which may be obtained by written request from the Secretary of the Company. Capitalized terms used but not defined in this Proxy Statement shall have the meanings set forth in the 2001 Stock Incentive Plan.

PURPOSE

     The purpose of the Amended 2001 Stock Plan is to strengthen the Company by providing an incentive to the employees, officers, consultants and directors of the Company, as well as subsidiaries and affiliates of the Company, and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a written offer of employment), officers, consultants and directors of the Company, as well as subsidiaries and affiliates of the Company, an added long-term incentive for high levels of performance and unusual efforts through the grant of Options, Restricted Stock, Performance Shares, and other Share based Awards.

ADMINISTRATION; AMENDMENT AND TERMINATION

     The committee administering the Amended 2001 Stock Plan (the "Committee") shall consist of one or more Directors and may consist of the entire Board. If the Committee consists of less than the entire Board, then with respect to any Option or Award to an individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two Directors each of whom shall be a Nonemployee Director and to the extent necessary for any award under the Amended 2001 Stock Plan to qualify as performance-based compensation for the purposes of Section 162(m) of the Tax Code, the Committee shall consist of at least two Directors each of whom shall be an Outside Director.

     The Amended 2001 Stock Plan will terminate on July 1, 2011, and no Option or Award may be granted after July 1, 2011. The Board may sooner terminate the Amended 2001 Stock Plan and the Board may at any time and from time to time amend, modify or suspend the Amended 2001 Stock Plan, provided, however, that no such amendment, modification, suspension or termination can impair or adversely alter any Options or Awards theretofore granted under the Amended 2001 Stock Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Amended 2001 Stock Plan, and to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

     Each Option and Award under the Amended 2001 Stock Plan will be evidenced by an agreement that sets forth the terms of the grant. Under the Amended 2001 Stock Plan, the Committee has the authority to, among other things: (a) select the individuals to whom Options and Awards will be granted, (b) determine the type, size and the terms and conditions of Options and Awards, and (c) establish the terms for treatment of Options and Awards upon a termination of employment.

SHARES AVAILABLE FOR ISSUANCE

     Under the Amended 2001 Stock Plan, 1,235,000 Shares of authorized and unissued common stock will be available for the grant of Options and Awards, all of which may be granted pursuant to Incentive Stock Options. The maximum number of Shares with respect to which Options may be granted to any individual during any calendar year is 150,000, and the maximum number of Shares that may be subject to Awards of Performance Shares during any calendar year is 100,000.

     In the event of any Change in Capitalization, however, the Committee may adjust the maximum number, exercise price and class of Shares with respect to which Options and Awards may be granted, the number and class of Shares which are subject to outstanding Options and Awards and the purchase price thereof. If any outstanding Option or Award expires or terminates, the shares of Common Stock allocable to the unexercised portion of such Option or Award may again be available for award under the Amended 2001 Stock Plan.

ELIGIBILITY

     Employees (including future employees who have received a written offer of employment), officers, consultants and directors of the Company and its Subsidiaries and Affiliates are eligible to be granted Options, Restricted Stock, Performance Shares, and other Share based Awards.

STOCK OPTIONS

     The per Share exercise price of an Option granted under the Amended 2001 Stock Plan will be determined by the Committee at the time of grant and set forth in the option agreement, provided that the purchase price per Share may not be less than 100% of the fair market value of the Common Stock at the date of grant. Each Option will be exercisable at such dates and in such installments as determined by the Committee. All outstanding Options will become fully exercisable upon a "Change in Control," and an individual's Option agreement or employment agreement may provide for accelerated vesting upon the occurrence of other events or upon a "change in control" as it may be defined in such individual's Option agreement or employment agreement. In addition, the Committee reserves the authority to accelerate the exercisability of any Option at any time. Each Option terminates at the time determined by the Committee provided that the term of each Option generally may not exceed ten years. The Committee may accept the surrender of outstanding Options and may grant new Options in substitution for them.

     Options are generally not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the foregoing, the Committee may set forth in the agreement evidencing a Nonqualified Stock Option, at the time of grant or at any time thereafter, that the Option may be transferred to members of the optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. Options may be exercised during the optionee's lifetime only by the grantee or his guardian or legal representative. The purchase price for Shares may be paid (a) in cash, (b) by transferring Shares of Common Stock to the Company (provided such Shares have been held by the optionee for at least six (6) months prior to the exercise of the Option or such lesser period as permitted by the Committee in its discretion), or (c) by a combination of the foregoing; provided, however, the Committee may determine that payment must be in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee.

     The Committee will determine the terms and conditions applicable to an Option upon a termination or change in the status of the employment or service of the optionee by the Company or a subsidiary or a division thereof (including a termination or change by reason of the sale of such subsidiary or division).

RESTRICTED STOCK

     The Committee will determine the terms of each Restricted Stock Award at the time of grant, including the price, if any, to be paid by the grantee for the Restricted Stock, the restrictions placed on the Shares, and the time or times when the restrictions will lapse. Unless otherwise determined by the Committee, the grantee will have all the rights of a stockholder with respect to Shares of Restricted Stock, including the right to vote and receive dividends. In addition, at the time of grant, the Committee, in its discretion, may decide:
(a) whether any deferred dividends will be held for the account of the grantee or deferred until the restrictions thereon lapse, (b) whether any deferred dividends will be reinvested in additional Shares of Common Stock or held in cash, and (c) whether interest will be accrued on any dividends not reinvested in additional Shares of Restricted Stock. Deferred dividends held in respect of Shares of Restricted Stock shall be forefeited if the related Shares are forfeited. Unless otherwise provided at the time of grant, the restrictions on the Restricted Stock will lapse upon a Change in Control. Further, an individual's Restricted Stock agreement or employment agreement may provide for the accelerated lapse of restrictions upon the occurrence of other events or upon a "change in control" as it may be defined in such individual's Restricted Stock agreement or employment agreement. Shares of Restricted Stock are non-transferable until such time as all restrictions upon such Shares lapse.

PERFORMANCE SHARES

     Performance Shares will be awarded as the Committee may determine, and the vesting of Performance Shares will be based upon specified performance objectives to be determined by the Committee among the following: revenue, funds from operations, cash flow from operations, net income, operating income, earnings per Share, Share price, pre-tax profits, net earnings, return on assets or equity, sales, market share, total Shareholder return, total Shareholder return relative to peers, or any combination of the foregoing. Performance objectives (and underlying business criteria, as applicable) may be in respect of: (a) the performance of the Company, (b) the performance of any of its Subsidiaries or Affiliates, (c) the performance of any of its divisions or segments, or (d) any combination thereof. Performance objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The performance objectives with respect to a performance cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the performance cycle has elapsed or (y) the date which is ninety days after the commencement of the performance cycle, and in any event while the performance relating to the performance objectives remains substantially uncertain.

     Upon granting Performance Shares, or at any time thereafter, to the extent permitted under Section 162(m) of the Tax Code, the Committee may provide for the manner in which performance will be measured against the performance objectives (or may adjust the performance objectives), or include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures or other corporate transactions, core process redesigns, structural changes/outsourcing, and foreign exchange impacts. The agreement evidencing the Award of Performance Shares will set forth the terms and conditions thereof, including those applicable in the event of the grantee's termination of employment. In the event of a Change in Control, unless otherwise determined by the Committee and set forth in the agreements evidencing specific Awards of Performance Shares, the restrictions on all Performance Shares will lapse. In addition, an individual's Performance Share agreement or employment agreement may provide for the accelerated lapse of restrictions upon the occurrence of death, Disability, or a "change in control" as it may be defined in such individual's Performance Share agreement or employment agreement. Performance Shares are nontransferable until the restrictions with respect thereto have lapsed.

OTHER SHARE BASED AWARDS

     The Commitee may grant an Award of Shares to any individual eligible to receive Awards under the Amended 2001 Stock Plan, on such terms and conditions as the Committee may determine in its sole discretion.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the principal federal income tax consequences under current law relating to Awards granted to employees under the Amended 2001 Stock Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

STOCK OPTIONS

     An optionee will not recognize any taxable income upon the grant of a Nonqualified Stock Option or an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a Nonqualified Stock Option, the excess of the fair market value of Common Stock on the date of exercise over the exercise price will be taxable as ordinary income to the optionee. Subject to any deduction limitation under
Section 162(m) of the Tax Code (which is discussed below), the Company will be entitled to a federal income tax deduction in the same amount and at the SAME time as (x) the optionee recognizes ordinary income, or (y) if the Company complies with applicable income reporting requirements, the optionee should have reported the income. An optionee's subsequent disposition of Shares acquired upon the exercise of a nonqualified option will ordinarily result in capital gain or loss.

     On exercise of an Incentive Stock Option, the holder will not recognize any income and the Company will not be entitled to a deduction. However, the amount by which the fair market value of the Shares on the exercise date of an Incentive Stock Option exceeds the purchase price generally will constitute an item of adjustment for alternative minimum tax purpose and may therefore result in alternative minimum tax liability to the option holder.

     The disposition of Shares acquired upon exercise of an Incentive Stock Option will ordinarily result in capital gain or loss. However, if the holder disposes of Shares acquired upon exercise of an Incentive Stock Option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income, in the amount of the excess of the fair market value of the Shares on the date the Option was exercised over the Option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the Shares on the date of exercise of the Option will generally be capital gain. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by a holder.

     If an Option is exercised through the use of Shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Shares and thus no gain or loss will be recognized with respect to such Shares upon such exercise. However, if the Option is an Incentive Stock Option, and the previously owned Shares were acquired on the exercise of an Incentive Stock Option or other tax-qualified stock option, and the holding period requirement for those Shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned Shares resulting in the recognition of ordinary income in the amount described above.

     Special rules may apply in the case of an optionee who is subject to
Section 16 of the Exchange Act.

RESTRICTED STOCK

     A grantee generally will not recognize taxable income upon the grant of Restricted Stock. The recognition of any income will be postponed until such Shares are no longer subject to the restriction or the risk of forfeiture. When the restrictions lapse, the grantee will recognize ordinary income equal to the fair market value of the Restricted Stock at the time that such restrictions lapse and, subject to satisfying applicable income reporting requirements and any deduction limitation under Section 162(m) of the Tax Code, the Company will be entitled to a federal income tax deduction in the same amount and at the same time as the grantee recognizes ordinary income. A grantee may elect to be taxed at the time of the grant of Restricted Stock; if this election is made, the grantee will recognize ordinary income equal to the excess of the fair market value of the Shares of Restricted Stock at the time of grant (determined without regard to any of the restrictions thereon) over the amount paid, if any, by the grantee for such Shares. The Company will be entitled to a federal income tax deduction in the same amount and at the same time as the grantee recognizes ordinary income.

PERFORMANCE SHARES

     Performance Shares will generally be treated in the same manner as Restricted Stock for tax purposes.

SECTION 162(m)

     Section 162(m) of the Tax Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation," the material terms of which are disclosed to and approved by the stockholders. The Company has structured and intends to implement and administer the Amended 2001 Stock Plan so that compensation resulting from Options and Performance Shares can qualify as "performance-based compensation." The Committee, however, has the discretion to grant Awards with terms that will result in the Awards not constituting performance-based compensation. To allow the Company to qualify such Options and Performance Shares as "performance-based compensation," the Company seeks stockholder approval of the Stock Incentive Plan Amendment.

SECTION 280G OF THE TAX CODE

     Under certain circumstances, the accelerated vesting or exercise of Options or the accelerated lapse of restrictions with respect to other Awards in connection with a Change of Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Tax Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

VOTE REQUIRED

     Approval of the Stock Incentive Plan Amendment requires the affirmative vote of a majority of the votes duly cast by holders of Common Stock.

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2001 STOCK INCENTIVE PLAN AMENDMENT.

ITEM 4. -- PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the fiscal year ended December 31, 2001 were audited by Arthur Andersen LLP. The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP to serve as independent accountants of the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2002. Arthur Andersen LLP has served the Company in this capacity since 1991. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

     In considering the reappointment of Arthur Andersen LLP as the independent accountants for the Company and its subsidiaries, the Audit Committee and the Board of Directors considered the current controversy and indictment by the United States Department of Justice concerning the conduct of Arthur Andersen in relation to Enron Corp. The Audit Committee and the Board of Directors have also taken note of the fact that none of the Arthur Andersen LLP personnel who were involved with the Enron account are involved with the audit of the Company and its subsidiaries. The Audit Committee and the Board of Directors will continue to evaluate the effects of the Enron controversy and indictment and any other controversy involving or indictment of Arthur Andersen LLP, and will take such steps as the they deem appropriate, which could include the replacement of Arthur Andersen LLP as the Company's independent accountants, if it appears to the directors that the ability of Arthur Andersen LLP to perform a satisfactory audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2002 will be compromised.

     The ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2002 will require the affirmative vote of a majority of the votes duly cast by the holders of Common Stock.

FEES PAID TO ARTHUR ANDERSEN LLP

     The following table shows all fees paid or accrued by the Company for the audit and other services provided by Arthur Andersen LLP for the fiscal year ended December 31, 2001.

     Audit Fees(1)                                               $ 766,450
     Financial Information Systems Design and
              Implementation Fees                                $       0
     Other Fees
              Audit Related Fees(2)                              $  22,000
              Tax Related Fees                                   $ 430,297
              Other                                              $ 265,535

----------
(1) Audit services of Arthur Andersen LLP for 2001 consisted of the examination of the consolidated financial statements of the Company and quarterly reviews of financial statements.
(2) Audit Related Fees includes benefit plan audit and assistance with registration statements and issuance of consents.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

2003 STOCKHOLDER PROPOSALS

     The Company expects to hold its 2003 annual meeting of stockholders in May 2003. Stockholders of the Company may submit proposals that they believe should be voted upon at the 2003 annual meeting consistent with regulations of the Securities and Exchange Commission and the Company's Bylaws. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company's 2003 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Secretary of the Company at 11200 Rockville Pike, Rockville, Maryland 20852 no later than December 17, 2001. The Company's Bylaws set forth additional requirements and procedures regarding the submission by stockholders of matters for consideration at the annual meeting outside of Rule 14a-8, including a requirement that such proposals be submitted in writing to and received by the Secretary of the Company no earlier than the close of business on the 100th day and no later than the close of business on the 90th day prior to the first anniversary of the date of the notice of this year's annual stockholder meeting. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws and the Company's Bylaws, as applicable. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement or presented at the annual meeting.

OTHER MATTERS

     The Board of Directors know of no business that will be presented at the Annual Meeting other than as described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted: (a) FOR the election of the three Class II Nominees; (b) FOR the Charter Amendment; (c) FOR the Stock Incentive Plan Amendment; (d) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and (e) if any other business is properly presented at the Annual Meeting, the Proxy holders will vote thereon in accordance with their judgment.

DATED: April 8, 2002

                                  ON BEHALF OF THE BOARD OF DIRECTORS

                                  /s/ H. William Willoughby

                                  H. William Willoughby
                                  Secretary

                                    ANNEX "A"

                  PROPOSED AMENDMENTS TO THE COMPANY'S CHARTER

Upon approval of the Charter Amendment, Article XI to the Charter would be amended substantially as follows:

(1) The heading to Article XI, Paragraph (B) to the Charter would be amended by inserting the word "REIT" prior to the words "Ownership Limitation", and would read as follows:

          "(B) "REIT OWNERSHIP LIMITATIONS."

(2) The lead in to Article XI, Paragraph (F) to the Charter would be deleted in its entirety and would be amended by inserting in lieu thereof the following:

          "(F) "INFORMATION FOR CORPORATION. Beginning with the NOL Restriction Termination Date (as defined in Article XI.A) and at all times thereafter but prior to the Restriction Termination Date:"

(3) The lead in to Article XI, Paragraph (M) to the Charter would be deleted in its entirety and would be amended by inserting in lieu thereof the following:

          "(M) "LEGEND. Each certificate for Capital Stock of the Corporation shall bear substantially the following legend from the NOL Restriction Termination Date to the Restriction Termination Date:"

(4) The following Article XI.A shall be inserted in full after Article XI to the Charter:

                                  "ARTICLE XI.A
                       ADDITIONAL RESTRICTION ON TRANSFER,
                   ACQUISITION AND REDEMPTION OF CAPITAL STOCK
                            TO PRESERVE TAX BENEFITS

     (A) DEFINITIONS. For purposes of this Article XI.A, the following terms shall have the following meanings:

          1. "ENTITY" shall mean any corporation, estate, trust association, company, partnership, joint venture or similar organization and shall include an aggregation of similarly-situated entities.

          2. "NOL RESTRICTION COMMENCEMENT DATE" shall mean the date upon which the filing of the Articles of Amendment pertaining to "Article XI.A. Additional Restriction on Transfer, Acquisition and Redemption of Capital Stock to Preserve Tax Benefits" with the Maryland State Department of Assessments and Taxation becomes effective.

          3. "NOL RESTRICTION TERMINATION DATE" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to restrict the transfer, acquisition or redemption of Capital Stock to preserve the net operating loss carryovers (the "NOL") to which the Corporation is entitled pursuant to the Code and the Treasury Regulations thereunder (and any successor regulations).

          4. "OWNERSHIP INTEREST PERCENTAGE" shall mean the sum of an individual's or Entity's direct ownership interest in the Corporation as determined under Treasury Regulation Section 1.382-2T(f)(8) or any successor regulation and such individual's or Entity's indirect ownership interest in the Corporation as determined under Treasury Regulation Section 1.382-2T(f)(15) or any successor regulation, except that, for purposes of determining an individual's or Entity's direct ownership interest in the Corporation, any ownership interest held by such individual or Entity in the Corporation described in Treasury Regulation Section 1.382-2T(f)(18)(iii) or any successor regulation shall be treated as stock of the Corporation, and for purposes of determining an individual's or Entity's indirect ownership interest in the Corporation, Treasury Regulations Sections 1.382-2T(g)(2) and (3), 1.382-2T(h)(2)(iii) and
     (6)(iii) or any successor regulations shall not apply and any stock that would be attributed to such individual or Entity pursuant to the option attribution rule of Treasury Regulation Section 1.382-2T(h)(4) or any successor regulation, if to do so would result in an ownership change, within the meaning of Code Section 382(g) or any successor provision, shall be attributed to such individual or Entity without regard to whether such attribution results in an ownership change.

          5. "STOCK OF THE CORPORATION" shall mean shares of Capital Stock of the Corporation (other than stock described in Code Section 1504(a)(4) or any successor provision or stock that is not so described solely because it is entitled to vote as a result of dividend arrearages), including convertible stock.

          6. "CONVEY" shall mean any means of transferring legal or beneficial ownership of shares of Stock of the Corporation, whether such means is direct or indirect, voluntary or involuntary, including, without limitation, the granting and transferring of options with respect to shares of stock or the transfer of ownership of any entity that owns shares of Stock of the Corporation.

          7. "TRANSFEREE" shall mean any individual or Entity to whom the Stock of the Corporation is Conveyed.

     (B) RESTRICTIONS ON CONVEYANCE. In addition to the restrictions contained in Article XI, to preserve the NOL to which the Corporation is entitled pursuant to the Code and the Treasury Regulations thereunder (and any successor regulations), the following restrictions shall apply:

          1. Beginning on the NOL Restriction Commencement Date and at all times thereafter but prior to the NOL Restriction Termination Date, unless approved by the Board of Directors, no individual or Entity other than the Corporation shall Convey any shares of Stock of the Corporation to any individual or Entity to the extent that such Conveyance, if effective, would cause (a) the Ownership Interest Percentage of the Transferee or any other individual or Entity to equal five percent (5%) or more, or (b) any increase in the Ownership Interest Percentage of the Transferee or any other individual or Entity if the Ownership

     Interest Percentage of such Transferee or of such other individual or Entity equaled five percent (5%) or more before such Conveyance. Notwithstanding the foregoing, nothing in this Article XI.A shall prevent an individual or Entity from Conveying shares of Stock of the Corporation to any individual or Entity to the extent that such Conveyance, if effective, would cause an increase in the Ownership Interest Percentage of a public group of the Corporation, as defined in Treasury Regulation
     Section 1.382-2T(f)(13) or any successor regulation.

          2. Any Conveyance of shares of Stock of the Corporation that would otherwise be prohibited pursuant to the preceding subparagraph shall nonetheless be permitted if information relating to a specific proposed transaction is presented to the Board of Directors and the Board determines, in its sole discretion, that such transaction will not jeopardize the NOL, based upon an opinion to that effect of the Corporation's outside tax advisors selected by the Board. Nothing in this subparagraph shall be construed as limiting or restricting the Board in the exercise of its fiduciary duties under applicable law.

     (C)  ATTEMPTED CONVEYANCE IN VIOLATION OF RESTRICTIONS.

          1. Unless approval of the Board of Directors is obtained, any attempted or purported Conveyance of the shares of Stock of the Corporation in excess of the shares that could be Conveyed to the Transferee without restriction under Paragraph (B) of this Article XI.A is not and shall not be effective to Convey ownership of such excess shares (the "PROHIBITED SHARES") to the purported acquirer thereof (the "PURPORTED ACQUIRER"), who shall not be entitled to any rights as a shareholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). All rights with respect to the Prohibited Shares shall remain the property of the individual or Entity who initially purported to Convey the Prohibited Shares (the "INITIAL TRANSFEROR") to the Purported Acquirer until such time as the Prohibited Shares are resold as set forth in subparagraphs (2) or
     (3) below. The Purported Acquirer, by acquiring ownership of any shares of Stock of the Corporation, following adoption of this Article XI.A, whether or not they are Prohibited Shares, shall be deemed to have consented to all of the provisions of this Article XI.A, and to have agreed to act as provided in the following subparagraph (2).

          2. Upon demand by the Corporation, the Purported Acquirer shall Convey any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquirer's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquirer (the "PROHIBITED DISTRIBUTIONS"), to an agent designated by the Corporation (the "AGENT"). If the Purported Acquirer has sold the Prohibited Shares to a protected purchaser (as such term is defined in Md. Code Ann., Com. Law
     Section 8-303 or any successor statute) in an arm's length transaction after purportedly acquiring them, the Purported Acquirer shall be deemed to have sold the Prohibited Shares as agent for the Initial Transferor, and in lieu of Conveying the Prohibited Shares and Prohibited Distributions to the Agent shall Convey to the Agent the Prohibited Distributions and proceeds of such sale (the "RESALE PROCEEDS") except to the extent that the Agent grants written permission to the Purported Acquirer to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquirer pursuant to the following subparagraph
     (3) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquirer. Any purported Conveyance of the Prohibited Shares by the Purported Acquirer other than a Conveyance described in one of the two preceding sentences shall not be effective to Convey any ownership of the Prohibited Shares.

          3. The Agent shall sell in an arm's length transaction (to the extent possible, on the principal national securities exchange, if any, on which the Corporation's stock is listed) any Prohibited Shares Conveyed to the Agent by the Purported Acquirer, and the proceeds of such sale (the "SALES PROCEEDS"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquirer up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquirer for the Prohibited Shares, or (ii) where the purported Conveyance of the Prohibited Shares to the Purported Acquirer was by gift, inheritance, or any similar purported Conveyance, the fair market value of the Prohibited Shares at the time of such purported Conveyance. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquirer pursuant to the preceding sentence, together with any Prohibited Distributions, shall be the property of the Initial Transferor. If the identity of the Initial Transferor cannot be determined by the Agent through inquiry made to the Purported Acquirer, the Agent shall publish appropriate notice (in the Wall Street Journal, if possible) for seven (7) consecutive business days in an attempt to identify the Initial Transferor to transmit any Resale Proceeds or Sales Proceeds or Prohibited Distributions due to the Initial Transferor pursuant to this subparagraph. The Agent may also take, but is not required to take, other reasonable actions to attempt to identify the Initial Transferor. If after ninety (90) days following the initial publication of such notice the Initial Transferor has not been identified, any amounts due to the Initial Transferor pursuant to this subparagraph may be paid over to a court or government agency, if applicable law permits, or otherwise shall be Conveyed to any entity designated by the Corporation that is described in Code Section 501(c)(3) to the extent that such Conveyance would not be considered a Conveyance of ownership of the underlying shares of Stock of the Corporation for purposes of Code Section 382 and the Treasury Regulations thereunder (and any successor regulations). In no event shall any such amounts due to the Initial Transferor inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses (including but not limited to the expenses of publication) incurred by the Agent in attempting to identify the Initial Transferor.

     (D) PROMPT ENFORCEMENT ACTION AGAINST PURPORTED ACQUIRER. Within forty-five
(45) days of learning of a purported Conveyance of the Prohibited Shares to a Purported Acquirer, the Corporation through its Secretary shall demand that the Purported Acquirer surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquirer within forty-five (45) days from the date of such demand the Corporation shall (unless otherwise directed by the Board of Directors) institute legal proceedings to compel such Conveyance; provided, however, that nothing in this Paragraph (D) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that the failure of the Corporation to act within the time periods set out in this Paragraph (D) shall not constitute a waiver of any right of the Corporation to compel any Conveyance required by Paragraph (C)1. hereof.

     (E) ADDITIONAL ACTIONS TO PREVENT VIOLATION OR ATTEMPTED VIOLATION. Upon a determination by the Board of Directors that there has been or is threatened a purported Conveyance of Prohibited Shares to a Purported Acquirer, the Board of Directors may take such action in addition to any action required or permitted by these Articles as it deems advisable to give effect to the provisions of this
Article XI.A, including without limitation, refusing to give effect on the books of the Corporation to such purported Conveyance or instituting proceedings to enjoin such purported Conveyance.

     (F) INFORMATION FOR CORPORATION. Beginning with the NOL Restriction Commencement Date and at all times thereafter, every individual or Entity with an Ownership Interest Percentage of more than 3.0% (or such other percentage, between 0.5% and 5.0%, as provided in the Treasury Regulations promulgated under the Code or any successor regulations) of the aggregate value of outstanding shares of Capital Stock of the Corporation shall, within thirty (30) days after January 1 of each year (or within such shorter period as may reasonably be requested by the Corporation), give written notice to the Corporation stating the name and address of such individual or Entity, the number of shares of Capital Stock of the Corporation owned and the class or series of which such shares are a part, and a description of how such Capital Stock is held. Each such individual or Entity shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such ownership on the Corporation's NOL.

     (G) FURTHER ACTIONS.

          1. Nothing contained in this Article XI.A shall limit the authority of the Board of Directors to take such action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the holders of its securities in preserving the NOL. The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by Bylaw, resolution or otherwise, regulations and procedures not inconsistent with the provisions of this
     Article XI.A for determining whether any acquisition of the Corporation's stock would jeopardize the Corporation's ability to preserve and use the NOL, and for the orderly application, administration and implementation of the provisions of this Article XI.A. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and, upon written request, shall be made available for inspection by and mailed to any holder of the Corporation's Capital Stock.

          2. Without limiting the generality of the foregoing, the Board of Directors may (i) modify the Ownership Interest Percentage in the Corporation specified in subparagraph (B)(1) of this Article XI.A, or (ii) modify the definitions of any terms set forth in this Article XI.A; PROVIDED THAT the Board of Directors shall determine in writing that such acceleration, extension, change or modification is in the best interests of the Corporation and its shareholders and, based upon an opinion of counsel of the Corporation, that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the NOL under the Code and the Treasury Regulations thereunder (including, without limitation, as a result of the amendment of applicable Code provisions or Treasury Regulations or interpretation of such provisions by the judiciary or the Internal Revenue Service) or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the NOL, which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to all shareholders of the Corporation within ten (10) days after the date of any such determination.

          3. Notwithstanding any provision in this Article XI.A, the Board of Directors shall not limit the Ownership Interest Percentage of a public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.

     (H) SEVERABILITY. Any provision in this Article XI.A which is prohibited or unenforceable under Maryland law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Article XI.A and of these Articles.

     (I) STOCK CERTIFICATES.

     1. Each certificate for Capital Stock of the Corporation shall bear substantially the following legend from the NOL Restriction Commencement Date to the NOL Restriction Termination Date, unless the Restriction Termination Date occurs prior to the NOL Restriction Termination Date and then each certificate for Capital Stock of the Corporation shall bear substantially the legend provided in Clause 2 below:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR, AMONG OTHER THINGS, THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, OR ANY SUCCESSOR STATUTE. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON (UNLESS SUCH PERSON IS AN EXISTING HOLDER) MAY BENEFICIALLY OWN CAPITAL STOCK OF THE CORPORATION (WHICH INCLUDES OWNERSHIP BY ATTRIBUTION AS WELL AS DIRECT OWNERSHIP) IN EXCESS OF THAT NUMBER OF SHARES OF CAPITAL STOCK OF THE CORPORATION WHICH EQUALS 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE LESSER OF
     (A) THE NUMBER OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND (B) THE VALUE OF OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN CAPITAL STOCK OF THE CORPORATION IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST FIFTEEN (15) CALENDAR DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL ITALICIZED TERMS IN THIS LEGEND HAVE THE MEANINGS SET FORTH IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH

     STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE TRANSFER WILL BE VOID AB INITIO AND THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS STOCK WHICH WILL BE HELD IN A SPECIAL TRUST.

     IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON CONVEYANCE FOR, AMONG OTHER THINGS, THE PURPOSE OF PRESERVING THE CORPORATION'S NOL UNDER SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, OR ANY SUCCESSOR STATUTE. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO INDIVIDUAL OR ENTITY SHALL CONVEY ANY SHARES OF THE CAPITAL STOCK OF THE CORPORATION IF SUCH CONVEYANCE WOULD CAUSE (A) THE OWNERSHIP INTEREST PERCENTAGE OF THE TRANSFEREE OR ANY OTHER INDIVIDUAL OR ENTITY TO EQUAL FIVE PERCENT (5%) OR MORE, OR (B) ANY INCREASE IN THE OWNERSHIP INTEREST PERCENTAGE OF THE TRANSFEREE OR ANY OTHER INDIVIDUAL OR ENTITY IF THE OWNERSHIP INTEREST PERCENTAGE OF SUCH TRANSFEREE OR OF SUCH OTHER INDIVIDUAL OR ENTITY EQUALED FIVE PERCENT (5%) OR MORE BEFORE SUCH CONVEYANCE.

     2. Each certificate for Capital Stock of the Corporation shall bear substantially the following legend from the Restriction Termination Date to the NOL Restriction Termination Date:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON CONVEYANCE FOR, AMONG OTHER THINGS, THE PURPOSE OF PRESERVING THE CORPORATION'S NOL UNDER SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, OR ANY SUCCESSOR STATUTE. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO INDIVIDUAL OR ENTITY SHALL CONVEY ANY SHARES OF THE CAPITAL STOCK OF THE CORPORATION IF SUCH CONVEYANCE WOULD CAUSE (A) THE OWNERSHIP INTEREST PERCENTAGE OF THE TRANSFEREE OR ANY OTHER INDIVIDUAL OR ENTITY TO EQUAL FIVE PERCENT (5%) OR MORE, OR (B) ANY INCREASE IN THE OWNERSHIP INTEREST PERCENTAGE OF THE TRANSFEREE OR ANY OTHER INDIVIDUAL OR ENTITY IF THE OWNERSHIP INTEREST PERCENTAGE OF SUCH TRANSFEREE OR OF SUCH OTHER INDIVIDUAL OR ENTITY EQUALED FIVE PERCENT (5%) OR MORE BEFORE SUCH CONVEYANCE.

     (J) NYSE SETTLEMENTS. Nothing in this Article XI.A shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system; provided, that the fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article XI.A and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.A."

PROXY

CRIIMI MAE INC. ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Stock of CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 14, 2002, at 10:00 a.m., Eastern time, at the Doubletree Hotel, 1750 Rockville Pike, Rockville, Maryland 20852, and hereby further revokes all previous proxies and appoints William B. Dockser and
H. William Willoughby, and each of them, as proxies of the undersigned, as designated on this card, all shares of stock of the Company that the undersigned is entitled to vote with full power of substitution to represent the undersigned and to vote for and in the name of the undersigned, at the Annual Meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present, for the following purposes:

                                  Please mark
                                  your votes as  /X/
                                  indicated in
                                  this example

ITEM 1.    Election of Class II Directors:                             FOR                      WITHHOLD
                                                                       the nominees             authority to
           The election of the following persons as                    listed (except           vote for the
           directors of the Company, as provided in the                as marked to             nominees
           Company's Proxy Statement:                                  the contrary)            listed

                                                                        / /                      / /
           H. William Willoughby
           Alan M. Jacobs
           Donald C. Wood

           Instruction: To withhold your vote from any of the
           nominees, write the name of the nominee or nominees
           on the line below:
           --------------------------------------------------
                                                                       FOR   AGAINST  ABSTAIN

ITEM 2.    To approve amendments to the Company's
           Charter to effect additional restrictions on the
           transfer of the Company's capital stock to protect
           the Company's net operating losses for tax purposes.        / /    / /       / /

ITEM 3.    To approve an amendment to the 2001 Stock
           Incentive Plan to increase the number of shares
           available for issuance under the 2001 Stock
           Incentive Plan.                                             / /    / /       / /

                                    Proxy - 1

ITEM 4.    To ratify the appointment of                                FOR  AGAINST  ABSTAIN
           Arthur Andersen LLP as the Company's
           independent accountants for the fiscal                      / /    / /      / /
           year ending December 31, 2002.

                                    Proxy - 2

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND AS PROVIDED FOR IN THE PROXY STATEMENT REGARDING THE OTHER PROPOSALS AND AS THE NAMED PROXIES DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF

YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)_____________, Signature, if held jointly __________Date __, 2002 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Certain shareholders who hold their shares in "street name" and live in the same household may receive only one copy of this Proxy Statement. This practice is known as "householding." If you hold your shares in "street name" and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. CRIIMI MAE does not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

                 ----------------------------------------------


                                    Proxy - 3

PROXY

CRIIMI MAE INC. ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder(s) of Series B Cumulative Convertible Preferred Stock of CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 14, 2002, at 10:00 a.m., Rockville, Maryland time, at the Doubletree Hotel, 1750 Rockville Pike, Rockville, Maryland 20852, and hereby further revokes all previous proxies and appoints William B. Dockser and H. William Willoughby, and each of them, as proxies of the undersigned, as designated on this card, all shares of stock of the Company that the undersigned is entitled to vote with full power of substitution to represent the undersigned and to vote for and in the name of the undersigned, at the Annual Meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present, for the following purposes:

                                  Please mark
                                  your votes as  /X/
                                  indicated in
                                  this example

                                                                   FOR   AGAINST  ABSTAIN

ITEM 1.    To approve amendments to the Company's
           Charter to effect additional restrictions on the
           transfer of the Company's capital stock to protect
           the Company's  net operating losses for tax purposes.  / /      / /       / /


                                    Proxy - 4

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S CHARTER.

YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)_____________, Signature, if held jointly __________Date __, 2002 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Certain shareholders who hold their shares in "street name" and live in the same household may receive only one copy of this Proxy Statement. This practice is known as "householding." If you hold your shares in "street name" and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. CRIIMI MAE does not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

                 ----------------------------------------------


                                   Proxy - 5